EXHIBIT 10.1

PLAN OF COMPLETE LIQUIDATION

            THIS PLAN OF COMPLETE LIQUIDATION (the “Plan”), is adopted effective as of December 7, 2010, by Columbia Bancorp (the “Company”) acting by and through its Board of Directors.

RECITALS

A.        The Company holds cash and miscellaneous personal property as its only assets, and has no material operations or employees.

B.         The Company has received notice it has been administratively dissolved by the Oregon Secretary of State.  The Company’s remaining assets are insufficient to justify continuing in business and are insufficient to justify the preparation of proxy materials and conduct of a special meeting of shareholders to approve the voluntary dissolution of the Company.  The Board of Directors has determined that it is in the best interests of the Company and its shareholders not to contest administrative dissolution and to liquidate the Company and distribute its remaining assets in accordance with this Plan and the Oregon Business Corporation Act.  The effective date of administrative dissolution of the Company by the Oregon Secretary of State was December 3, 2010, and shall be referred to in this Plan as the Dissolution Date.  The date on which this Plan becomes effective as provided above shall be referred to in this Plan as the Liquidation Date.

            NOW, THEREFORE, the Board of Directors of the Company hereby adopts this Plan of Complete Liquidation of the Company:

            1.         Cessation of Business.  From and after the Dissolution Date, the Company shall not engage in any business activities except for the purposes of collecting its assets, discharging or making provision for discharging its liabilities, winding up its business and affairs, and disposing of or distributing its assets in accordance with this Plan.  The Directors now in office and, subject to the authority of the Board of Directors, the Executive Officers now in office shall continue in office solely for these purposes.

            2.         Restrictions on Transfer of Shares.  The proportionate interests of shareholders in the Company shall be fixed on the basis of their respective shareholdings at the close of business on the Liquidation Date.  At such time the transfer books of the Company will be closed for the purpose of determining those persons entitled to receive net assets of the Company distributed in liquidation, if any.  Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Oregon, or otherwise, the shareholders’ respective interests shall not be transferrable by the negotiation of share certificates.

            3.         Sale of Assets.  The Directors and Chief Executive Officer of the Company are authorized and directed to negotiate and to consummate sales of any or all of the remaining assets of the Company at such prices and upon such terms and conditions as they in their discretion shall deem beneficial to the Company, including assumption by the purchaser or purchasers of any or all of the liabilities of the Company associated with such assets.

            4.         Payment of Liabilities, Reserves.  All known uncontested liabilities of the Company shall be paid or provided for.  There shall also be set aside in a reserve fund or funds such amounts estimated by the Board of Directors to be necessary for the payment of expenses (including, but not limited to, expenses of liquidation and distribution of assets, final tax returns and notices to shareholders), taxes, and contingent liabilities, including but not limited to an amount determined by the Board of Directors to be available for the purpose of satisfying claims by present and former officers and directors of the Company for indemnification under the Company’s Articles of Incorporation or Bylaws, by contract, by law or otherwise.  The Executive Officers shall give notice of liquidation and dissolution to known claimants pursuant to ORS 60.641, and publish notice to unknown claimants pursuant to ORS 60.644.

            5.         Distributions to Shareholders.  After resolving or providing for all known uncontested claims against the Company and establishing reserves for potential future claims as provided in paragraph 4, the Company shall distribute the remaining net assets of the Company, if any, to the holders of the Company’s outstanding common stock of record as of the Liquidation Date.  All distributions hereunder are in complete liquidation of the Company and are in exchange for, in redemption of and in cancellation all of the outstanding common stock of the Company.  If the net assets of the Company, after all expenses are paid and all other liabilities are paid or provided for, are less than $37,500.00 or are, in the sole and complete discretion of the Board of Directors, otherwise insufficient to justify the additional expenditure to distribute such net assets to shareholders, (e.g., if postage, mailing and processing costs would exceed the net assets available for distribution) the remaining balance of such net assets shall be donated to one or more charitable organizations, selected by the Board of Directors, organized for exempt purposes within the meaning of Section 501(c) of the Internal Revenue Code of 1986, as amended, (the “Code”) and contributions to which are deductible under Section 170(c)(2) of the Code.  All such reserves shall be established and other assets distributed not later than December 31, 2010.

            6.         Authority for Liquidating Trust.  If the Board of Directors so determine, there may be established a liquidating trust for the benefit of the Company’s shareholders for the purpose of administering and distributing the remaining assets of the Company in a manner consistent with this Plan, in lieu of direct administration and distribution by the Company.

            7.         Liquidating Distributions.  Upon determination by the Board of Directors that there are sufficient assets available to warrant distribution as provided in Section 5 and if required by the Board of Directors, each shareholder of record shall be given notice by the Executive Officers of the Company and shall surrender to the Company the certificates representing all the Company’s shares owned by such shareholder as of the close of business on the Dissolution Date in exchange for such distribution.  In the event the Board of Directors determine there are not sufficient assets to warrant distribution, the Company shall give notice of such fact either directly to the shareholders or by public announcement.

            8.         Authority to Execute and File.  The Chief Executive Officer is authorized, empowered, and directed to execute and file any and all documents which the Chief Executive Officer deems necessary or advisable to carry out the purposes and intents of the Plan, including, without limitation the execution or endorsement of bills of sale, deeds or other transfer documents as may be necessary in order to transfer assets as provided by this Plan; and, further, to execute and file with the Oregon Department of Revenue and the Internal Revenue Service such income tax returns and other information required by applicable tax laws and regulations.

            9.         Securities and Exchange Commission; FINRA.  The Executive Officers are further authorized and directed to execute and file with the Securities and Exchange Commission and the Financial Industry Regulatory Authority (FINRA) such notices and reports as necessary and appropriate to comply with applicable regulations, including, without limitation, notice to terminate the registration of the common stock of the Company under the Securities Exchange Act of 1934.

            10.       Authority of Board of Directors and Chief Executive Officer.  The Board of Directors and Chief Executive Officer of Company, each are authorized, empowered, and directed to do in the name of and on behalf of the Company any and all acts and things provided for in the Plan and such other acts and things that they deem necessary or advisable to carry out the Plan.  The Board of Directors shall have authority to authorize such variations from or amendments to the provisions of this Plan as may be necessary or appropriate to effectuate the dissolution, complete liquidation and termination of existence of the Company, and the distribution of its assets to the shareholders or to a liquidating trust established to complete the liquidation of the Company in accordance with the laws of the State of Oregon.  The death, resignation, or other disability of any Director or Executive Officer of the Company shall not impair the authority of the surviving or remaining Directors or Executive Officers to exercise any of the powers provided for in the Plan.  Upon such death, resignation, or other disability, the surviving or remaining Directors, shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining Directors or Executive Officers to exercise any of the powers provided for in the Plan.  The Directors and Executive Officers shall be indemnified and held harmless by Company for their actions under this Plan taken in good faith.

            11.       Supplemental Distribution of Excess Reserves.  At such time as the Board of Directors of the Company may determine that all known liabilities of the Company have been paid or provided for, including all costs of effecting and administering the Plan, and that there is no further need for the reserve funds established pursuant to paragraph 4 above, the Directors and Executive Officers shall distribute any such remaining funds in accordance with paragraph 5 above.

            Adopted by the Board of Directors of Columbia Bancorp on December 7, 2010.

                                                                        Secretary

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